UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – November 13, 2009

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

On November 13, 2009, Lockheed Martin Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), in connection with the issuance and sale of a total of $1,500,000,000 of senior unsecured notes, consisting of $900,000,000 aggregate principal amount of 4.25% Notes due 2019 (the “2019 Notes”) and $600,000,000 aggregate principal amount of 5.50% Notes due 2039 (the “2039 Notes,” and together with the 2019 Notes, the “Notes”). The 2019 Notes mature on November 15, 2019 and the 2039 Notes mature on November 15, 2039. The Company will pay interest on the Notes semiannually on May 15 and November 15 of each year. The first interest payment will be made on May 15, 2010. The Company may redeem the Notes in whole at any time or in part from time to time. A copy of the Underwriting Agreement and the forms of Notes are filed as exhibits to this report and are incorporated by reference herein.

The Notes were issued under an indenture (the “Indenture”) entered into by the Company with The Bank of New York Mellon, as trustee, on March 11, 2008, pursuant to which the Company may issue an unlimited amount of debt securities from time to time in one or more series. A copy of the Indenture was previously filed by the Company with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed on March 12, 2008.

Item 9.01	Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ DAVID A. DEDMAN
David A. Dedman
Vice President & Associate General Counsel

November 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 13, 2009, by and among the Company and the Underwriters.

4.1	Form of 4.25% Notes due 2019.

4.2	Form of 5.50% Notes due 2039.

5.1	Opinion of Hogan & Hartson LLP.

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).